EXHIBIT (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No.125 to Registration Statement No. 2-22019 on Form N-1A of our reports dated as indicated on the attached Appendix A relating to the financial statements and financial highlights of the Funds listed on the attached Appendix A, certain of the Funds constituting Eaton Vance Growth Trust (the “Trust”), appearing in the Annual Report on Form N-CSR of the Trust for the year or period ended August 31, 2011, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
December 22, 2011

Appendix A

Report Date	Eaton Vance Growth Trust Funds

October 17, 2011	Eaton Vance Multi-Cap Growth Fund**
October 17, 2011	Eaton Vance Worldwide Health Sciences Fund**
October 18, 2011	Eaton Vance Richard Bernstein Equity Strategy Fund*
October 18, 2011	Eaton Vance Greater China Growth Fund**
October 18, 2011	Eaton Vance Asian Small Companies Fund**

*	For the period ended August 31, 2011
**	For the year ended August 31, 2011